UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2013
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico 87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On June 24, 2013, EMCORE Corporation (the “Company”) and San'An Optoelectronics Co., Ltd. ("San'An") entered into an equity transfer agreement (the “Transfer Agreement”) pursuant to which the Company agreed to transfer its 40% equity interest (the “Minority Interest”) in Suncore Photovoltaic Technology Co., Ltd. (“Suncore”) to San'An. Following the completion of the transfer, San'An will own 100% of the equity interests in Suncore.

San'An agreed to pay the Company an aggregate consideration of $4,800,000 in cash for the Minority Interest. The value of the Minority Interest in Suncore was $0 on the Company's balance sheet at March 31, 2013.

Under the terms of the Transfer Agreement, each of the parties agreed to indemnify the other for any losses incurred as a result of either party's breach of its obligations under the Transfer Agreement. Closing is subject to customary conditions, including Chinese regulatory approvals. The payment for the consideration will be made upon the completion of the share transfer, which is expected to occur early in the Company's fourth fiscal quarter.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Transfer Agreement, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Transfer Agreement, signed on June 24, 2013, by and between EMCORE Corporation and San'An Optoelectronics Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: June 27, 2013	By: /s/ Hong Q. Hou, Ph.D. Name: Hong Q. Hou, Ph.D. Title: Chief Executive Officer